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                                   PROMISSORY NOTE

$71,542                                                  Los Angeles, California
                                                                 August 31, 1997

    For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned, Colin Dyne ("Payor"), hereby promises to pay to Tag-It, Inc., a California corporation ("Payee"), or order, the principal sum of Seventy One Thousand Five Hundred Forty Two Dollars ($71,542), with simple interest thereon at a rate of Seven and One-Half percent (7.5%) per annum from the date hereof. All payments on this Note shall be made at such address as the holder of this Note may advise Payor in writing, in lawful money of the United States of America.

    Principal shall be due and payable in four equal installments of Seventeen Thousand Eight Hundred Eighty Five and 50/100 Dollars ($17,885.50) on, and all accrued but unpaid interest shall be due and payable on, June 30, 1998, December 31, 1998, June 30, 1999 and December 31, 1999. This Note may be prepaid in whole or in part at any time without penalty.

    Payor hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. In the event that any suit or proceeding is instituted by the holder of this Note for collection hereof, the holder of this Note shall be entitled to repayment by the Payor of all costs and expenses incurred in connection therewith, including court costs and attorneys' fees, regardless of whether a lawsuit is instituted. This Note may be extended or renewed by the holder hereof, at the holder's option, but no such extension or renewal shall be effective unless made in writing, and Payor acknowledges that it is not entitled to any such extension or renewal and has been given no assurance of any nature with respect thereto. No failure on the part of the holder of this Note to exercise, or delay in exercising, any right, remedy or privilege under this Note shall operate as a wavier thereof, nor shall a single or partial exercise thereof preclude any further exercise of such right, remedy, power or privilege. The waiver by the holder of this Note of any default hereunder shall not be deemed, nor shall the same constitute, waiver of any subsequent default on the part of Payor of a same or different nature. This Note shall be governed by the laws of the State of California.


                                  /s/ COLIN DYNE
                                  ---------------------------
                                  Colin Dyne